September 20, 2010 Discover Financial Services Planned Acquisition of The Student Loan Corporation Exhibit 99.1

2
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The following slides are part of a presentation by Discover Financial Services (the "Company") and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete.
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among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
unexpected difficulties or delays in executing the proposed transactions; the company’s ability to successfully transition and integrate the new business, including operations, technology, marketing; the company’s ability to maintain relationships with schools, vendors and parties related to the transaction; the company’s ability to retain key employees;
the company’s ability to execute on expense-reduction initiatives related to the new business; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws and rules related to student loans, financial regulatory reform and bankruptcy; the actions and initiatives of current and potential competitors; and the company’s ability to manage its credit risk.
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"Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business –
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Operations" in the Company’s Annual Report on Form 10-K for the year ended November 30, 2009 and “Risk Factors”
and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s
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Transaction Summary
• ~$0.09 EPS accretion expected in 2011 Financial
Impact
• Purchase to be financed through existing cash Financing
• Loans related to SLC Private Student Loan Trusts 2006A, 2010A, and 2010B
+70% insured against credit losses
~65% in repayment
Portfolio
• Minimal capital impact as tangible common equity to tangible assets expected to decrease by ~50bps Capital
Impact
• SLC sells $28Bn in federal student loans and related liabilities to SLM Corporation (Sallie Mae)
• SLC sells $8.7Bn in federal and private student loan assets and related liabilities to Citibank
• Discover acquires 100% of SLC stock, remaining $4.2Bn in private loan assets, and $3.4Bn in related
ABS debt; loan insurance and securitization financing agreements are expected to be preserved on the acquired assets
• Discover also gets SLC's personnel, systems, and ongoing origination business
• Citibank will continue to service the portfolio under a transition services agreement for an agreed period
• Omnibus credit facility between SLC and Citibank is retired upon the closing of the transaction
Structure
• $600MM or $30 per share of SLC, subject to a post-closing adjustment between Citibank and Discover
• After the adjustment, Discover will have acquired SLC stock, $4.2Bn in private student loan assets, and
$3.4Bn in related ABS debt at a net price equal to 91.5% of loan assets less 100% of ABS debt
Purchase
Price
• Expected by December 31, 2010 Closing
• Subject to approval by shareholders of SLC, which is 80% owned by Citi Approvals
• Discover to acquire The Student Loan Corporation (“SLC”) including $4.2Bn of private student loans and associated securitization debt in a cash for stock transaction
Description

Financial Rationale Strategic Rationale
• Acquiring $4.2Bn in private student
loans at 91.5% mark with attractive
ROE / IRR
• ~$0.09 EPS accretion expected for
2011
• Over 70% of balances insured against
credit losses
• Primarily funded with $3.4Bn of ABS at
attractive rates
• Adds ~300k customers and creates
opportunity for cross-sell
Overview
• Diversifies assets in Direct Banking
• Leverages existing capabilities and
Discover brand
• Enhances competitive position with
combined entity expected to be a top 3
originator of private student loans
• Complements our network of school
relationships and underwriting
capabilities
• Accelerates attainment of servicing
economies of scale

$0.0
$0.5
$1.0
$1.5
$2.0
$2.5
$3.0
$3.5
SLM Wells SLC Chase Discover
Industry Participants
2009 Private Student Loan Disbursements
(1)
($Bn)
Source Company filings and investor presentations; estimates by Student Lending Analytics
Note(s)
1. Calendar year

Portfolio Characteristics
Acquired SLC Private Student Loans
6/30/2010
Loans $4.2Bn
% Co-signed 74%
% in Repayment ~65%
% Insured +70%
Approx. Avg. Loan Size $8,000
Average APR 4.54%
Weighted Avg. FICO 724